SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): July 2, 2002

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                                   KROLL INC.
            (Exact name of registrant as specified in its charter)



           Delaware                    000-21629                31-1470817
 (State or other jurisdiction   (Commission file number)     (I.R.S. employer
              of                                           identification no.)
incorporation or organization)



       900 Third Avenue
         New York, NY                                             10022
    (Address of principal                                       (Zip code)
      executive offices)

Registrant's telephone number, including area code:  (212) 593-1000



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Item 5.     Other Events.

Reincorporation in Delaware

      On July 2, 2002, Kroll, Inc., an Ohio corporation ("Kroll Ohio"), consummated a merger with and into its wholly owned subsidiary, Kroll, Inc., a Delaware corporation ("Kroll Delaware" or the "Company") (the
"Reincorporation"). As a result of the Reincorporation, the registrant is now a Delaware corporation.

      As provided by the Amended and Restated Agreement and Plan of Merger, dated April 25, 2002, by and between Kroll Ohio and Kroll Delaware (the "Merger Agreement"), each outstanding share of Kroll Ohio common stock, par value $0.01 per share, was automatically converted into one share of Kroll Delaware common stock, par value $0.01 per share (the "Common Stock"), at the time the Reincorporation became effective.

       Each stock certificate representing issued and outstanding shares of Kroll Ohio common stock continues to represent the same number of shares of Kroll Delaware common stock. Kroll Ohio common stock was quoted on the Nasdaq National Market System and, after the Reincorporation, Kroll Delaware common stock continues to be quoted on the Nasdaq National Market System under the same symbol ("KROL") as the shares of Kroll Ohio common stock had been traded. There has been no interruption in the trading of the Registrant's common stock as a result of the Reincorporation.

Description of Kroll Delaware Common Stock

      Kroll Delaware's authorized capital stock consists of 100 million shares of Common Stock and 5 million shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of July 2, 2002, 30,198,825 million shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. The following description of the Common Stock and provisions of Kroll Delaware's Certificate of Incorporation and By-laws are only summaries; you are encouraged to review complete copies of the Certificate of Incorporation and By-laws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

      The holders of Common Stock are entitled to receive dividends in cash, property or other securities out of assets legally available therefor if, as and when declared by the Company's Board of Directors. In the event of the liquidation or dissolution of the Company, the holders of Common Stock will be entitled to receive ratably the balance of the Company's net assets available for distribution after payment of any liquidation or distribution preference payable with respect to any then outstanding shares of preferred stock. Each share of Common Stock is entitled to one vote with respect to matters brought before the stockholders, except for the election of any directors who may be elected by vote of any outstanding shares of preferred stock voting as a class. The Common Stock is not convertible or redeemable and there are no sinking fund provisions therefor. Holders of shares of Common Stock are not entitled to any preemptive rights.

      The rights and privileges of the Common Stock may be subordinate to the rights and preferences of any of the preferred stock. The Board is authorized to fix by resolution, without approval of stockholders, the designation of each series of preferred stock, and, with respect to each series, the stated value of the shares, the dividend rate and the dates, seniority and other provisions respecting the payment of dividends, the provisions, if any, for a sinking fund, the preferences of the shares in the event of the liquidation or dissolution of the Company, the provisions, if any, respecting the redemption of the shares, subject to applicable law, the voting rights, the terms, if any, upon which the shares are convertible into or exchangeable for any other shares, and any other relative, participating, optional or other special rights, qualifications, limitations or restrictions. All shares of any series of preferred stock rank equally and are identical.

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      The Common Stock is traded on the NASDAQ National Market under the symbol
"KROL."

Delaware Anti-Takeover Law And Certain Certificate Of Incorporation And Bylaw Provisions

      The provisions of Delaware law, the Company's Certificate of Incorporation and By-Laws may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company, including takeover attempts that might result in a premium over the market price for the shares of Common Stock.

      Delaware Law. Kroll Delaware subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time that the person became an interested stockholder, unless:

o before the person became an "interested stockholder," the board of directors of the corporation approved the transaction in which the "interested stockholder" became an "interested stockholder" or approved the business combination;

o upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation that was outstanding at the time the transaction commenced. For purposes of determining the number of shares outstanding, shares owned by directors who are also officers of the corporation and shares owned by employee stock plans, in specified instances, are excluded; or

o at or after the time the person became an "interested stockholder," the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder."



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      A "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or any majority-owned subsidiary, transactions which increase an "interested stockholder's" percentage ownership of stock of the corporation or any majority-owned subsidiary, and receipt of various financial benefits from the corporation or any majority-owned subsidiary. In general, an "interested stockholder" is defined as any person or entity that is the beneficial owner of at least 15% of a corporation's outstanding voting stock or is an affiliate or associate of the corporation and was the beneficial owner of 15% or more of the outstanding voting stock of the corporation at any time within the past three years.

      A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express amendment to its certificate of incorporation or by-laws approved by at least a majority of the outstanding voting shares. However, Kroll Delaware has not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire the Company.

            Certificate of Incorporation and By-Law Provisions. The Company's Certificate of Incorporation and By-Laws provide:

     o a staggered Board of Directors so that it would take three successive annual meetings to replace all directors;

     o    a prohibition on stockholder action through written consents;

     o a requirement that special meetings of stockholders be called only by the Company's Chairman, President and Chief Executive Officer or a majority of the Board of Directors;

     o advance notice requirements for stockholder proposals and nominations of Directors;

     o the authority of our Board of Directors to issue, without stockholder approval, preferred stock with such terms as our Board may determine; and

     o    limitations on the ability of stockholders to remove directors.

            Limitations of Liability and Indemnification of Directors and Officers. The Company's Certificate of Incorporation limits the liability of directors to the Company and its stockholders to the fullest extent permitted by Delaware law. Specifically, a director will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:

o for any breach of the director's duty of loyalty to the Company or its stockholders;



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

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

o under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions; or

o for any transaction from which the director derived an improper personal benefit.

      The Certificate of Incorporation provides that the Company shall indemnify its officers and directors to the fullest extent permitted by the DGCL. Kroll Delaware believes that these provisions will assist it in attracting and retaining qualified individuals to serve as directors.

      This Current Report on Form 8-K is being filed by Kroll Delaware as a successor issuer as required by paragraph (f) of Rule 12g-3 under the Securities Exchange Act of 1934. Upon consummation of the Reincorporation described above, Kroll Delaware's common stock was deemed to be registered under Section 12(g) of the Securities Exchange Act of 1934 pursuant to Rule 12g-3(a).

Item 7.     Exhibits.

(a)   None.

(b)   None.

(c)   Exhibits.

2.1 Amended and Restated Agreement and Plan of Merger, dated as of April 25, 2002, by and between Kroll, Inc., a Delaware corporation and Kroll, Inc., an Ohio corporation (previously filed as Exhibit 2.3 to the Registrant's Post-Effective Amendment No. 1 on Form S-3 to Form S-1 (Reg. No. 333-75972), as filed with the Securities and Exchange
      Commission on May 3, 2002 (the "Post-Effective Amendment") and incorporated herein by reference).

3.1 Form of Amended and Restated Certificate of Incorporation of Kroll, Inc., a Delaware corporation (previously filed as Exhibit 3.4 to the Post-Effective Amendment and incorporated herein by reference).

3.2 Form of Amended and Restated By-laws of Kroll, Inc., a Delaware corporation (previously filed as Exhibit 3.5 to the Post-Effective Amendment and incorporated herein by reference).



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                                   SIGNATURES
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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              KROLL INC.


                               By: /s/ Sabrina H. Perel
                                  -----------------------------------
                                  Name:  Sabrina H. Perel
                                  Title:  Vice President, General Counsel
                                  and Secretary


Date:  July 9, 2002

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